Exhibit 99.1

Theriva™ Biologics Reports First Quarter 2025 Operational Highlights
and Financial Results

- VCN-01 Achieves Primary Efficacy and Safety Endpoints for Pancreatic Ductal Adenocarcinoma in VIRAGE Phase 2b Clinical Trial -

- Closed a public offering on May 8, 2025, raising the Company’s cash balance and extending its cash runway into the first quarter of 2026 -

Rockville, MD, May 14, 2025 – Theriva™ Biologics (NYSE American: TOVX), a diversified clinical-stage company developing therapeutics designed to treat cancer and related diseases in areas of high unmet need, today reported financial results for the first quarter ended March 31, 2025, and provided a corporate update.

“We have started 2025 with outstanding clinical progress,” said Steven A. Shallcross, Chief Executive Officer of Theriva Biologics. “The VIRAGE Phase 2b clinical trial of VCN-01 (zabilugene almadenorepvec) with gemcitabine/nab-paclitaxel in newly diagnosed metastatic pancreatic cancer patients achieved its primary survival and safety endpoints, highlighting the potential therapeutic benefits of our oncolytic virus platform. We are working to scale up manufacturing and finalize the design of a Phase 3 trial of VCN-01 with gemcitabine/nab-paclitaxel which if successful, may allow us to deliver this innovative treatment option to patients suffering this fatal disease.”

Recent Highlights and Anticipated Milestones

VCN-01

Metastatic Pancreatic Ductal Adenocarcinoma (mPDAC):

•	As recently announced, mPDAC patients treated with VCN-01 (zabilugene almadenorepvec) plus gemcitabine/nab-paclitaxel standard-of-care (SoC) chemotherapy had increased overall survival (OS), progression free survival (PFS), and duration of response (DOR) compared to patients treated with gemcitabine/nab-paclitaxel SoC.
•	VCN-01 was well-tolerated, with transient and reversible adverse events (AEs).
•	The increase in OS was greater for patients who received 2 doses of VCN-01 and 4 or more cycles of gemcitabine/nab-paclitaxel compared with patients who received 4 or more cycles of gemcitabine/nab-paclitaxel SoC alone, suggesting that the second dose of VCN-01 (administered 3 months after the first dose) provides a meaningful additional benefit in this treatment subgroup.
•	Theriva had hosted a virtual event featuring feature eminent pancreatic cancer clinician/researchers to review and discuss the data from the VIRAGE trial of VCN-01. To access the replay of the event, click HERE.
•	The Company is currently working to scale up manufacturing of VCN-01 and finalizing the design of a potential Phase 3 confirmatory trial for VCN-01 in mPDAC.

SYN-004

Allogeneic hematopoietic cell transplant (HCT):

•	As recently announced, data from a Phase 1b/2a trial investigating SYN-004 (ribaxamase) in allogeneic hematopoietic cell transplant (HCT) recipients for the prevention of acute graft-versus-host-disease (aGVHD) was presented at the Congress of the European Society of Clinical Microbiology and Infectious Diseases (ESCMID Global) in April.

Corporate Updates

•	As recently announced, Theriva closed a public offering of 6,818,180 shares of common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to 6,818,180 shares of common stock at a combined offering price of $1.10 per share and accompanying warrant (the “Offering”). The Company received aggregate gross proceeds of approximately $7.5 million, before deducting placement agent fees and other offering expenses. The warrants have an exercise price of $1.10 per share, are exercisable immediately and expire five years from the issuance date.
•	The Company intends to use the net proceeds from the Offering primarily for working capital and general corporate purposes, including for research and development, and manufacturing scale-up of VCN-01 for a potential Phase 3 clinical trial.

First Quarter Ended March 31, 2025 Financial Results

General and administrative expenses decreased to $1.4 million for the three months ended March 31, 2025, from $1.9 million for the three months ended March 31, 2024. This decrease of 25% is primarily comprised of the decrease in salary costs, travel, lower director and officer insurance, and a decrease in fair value of the contingent consideration adjustment. The charge related to stock-based compensation expense was $54,000 for the three months ended March 31, 2025, compared to $101,000 for the three months ended March 31, 2024.

Research and development expenses decreased to $3.0 million for the three months ended March 31, 2025, from approximately $3.5 million for the three months ended March 31, 2024. This decrease of 14% is primarily the result of lower indirect cost related to decreased VCN-01 manufacturing costs and lower clinical trial expenses related to our Phase 1b/2a clinical trial of SYN-004 (ribaxamase) in allogeneic HCT recipients, offset by slightly higher clinical trial expenses related to our VIRAGE Phase 2b clinical trial of VCN-01 in PDAC and higher patent expenses related to SYN-020. We anticipate research and development expense to increase as we complete our VIRAGE Phase 2b clinical trial of VCN-01and plan for our Phase 3 clinical trial of VCN-01 in PDAC, advance our VCN-01 program in retinoblastoma, expand GMP scale-up manufacturing activities for VCN-01, and continue supporting our other preclinical and discovery initiatives. The charge related to stock-based compensation expense was $46,000 for the three months ended March 31, 2025, compared to $58,000 related to stock-based compensation expense for the three months ended March 31, 2024.

Other income was $93,000 for the three months ended March 31, 2025 compared to other income of $227,000 for the three months ended March 31, 2024. Other income for the three months ended March 31, 2025 is primarily comprised of interest income of $96,000 and an exchange loss of $3,000. Other income for the three months ended March 31, 2024 is primarily comprised of interest income of $228,000 and exchange loss of $1,000.

Cash and cash equivalents totaled $10 million as of March 31, 2025, compared to $11.6 million as of December 31, 2024. Subsequent to closing of the public offering on May 8 2025, the Company’s cash balance was $14.1 million.

About Pancreatic Ductal Adenocarcinoma

Cancer of the pancreas consists of two main histological types: cancer that arises from the ductal (exocrine) cells of the pancreas or, much less often, cancers may arise from the endocrine compartment of the pancreas. Pancreatic ductal adenocarcinoma (“PDAC”) accounts for more than 90% of all pancreatic tumors. It can be located either in the head of the pancreas or in the body/tail. Pancreatic cancer usually metastasizes to the liver and peritoneum. Other less common metastatic sites are the lungs, brain, kidney and bone. In its early stages, pancreatic cancer does not typically result in any characteristic symptoms, so in most cases it is diagnosed in its late stages (locally advanced non-metastatic or metastatic disease) when surgical resection and possibly curative treatment is not possible. It is generally assumed that only 10% of cases are resectable at presentation, whereas 30-40% of patients are diagnosed at local advanced/unresectable stage and 50-60% present with distant metastases.

About VIRAGE

VIRAGE was a two-arm, Phase 2b open-label, randomized, controlled, multicenter clinical trial in patients with histologically confirmed, newly-diagnosed metastatic PDAC. Patients were enrolled at 5 sites in the U.S. and 9 sites in Spain. In both the control and VCN-01 (zabilugene almadenorepvec) treatment arms, patients received gemcitabine/nab-paclitaxel standard-of-care chemotherapy in repeated 28-day cycles until disease progression. In the VCN-01 treatment arm only, patients were also administered intravenous VCN-01 seven-days prior to starting the first and fourth cycles of gemcitabine/nab-paclitaxel treatment (study days 1 and ~92 respectively). Primary endpoints for the trial include overall survival and VCN-01 safety/tolerability. Additional endpoints include progression free survival, duration of response, and measures of VCN-01 biodistribution, replication, and immune response. More information about the trial is available on Clinicaltrials.gov (NCT05673811), through the Spanish Clinical Trials Registry and European Union Drug Regulating Authorities Clinical Trials Database (EudraCT Number: 2022-000897-24).

About VCN-01

VCN-01 (zabilugene almadenorepvec) is a systemically administered oncolytic adenovirus designed to selectively and aggressively replicate within tumor cells and degrade the tumor stroma that serves as a significant physical and immunosuppressive barrier to cancer treatment. This unique mode-of-action enables VCN-01 to exert multiple antitumor effects by (i) selectively infecting and lysing tumor cells; (ii) enhancing the access and perfusion of co-administered chemotherapy products; and (iii) increasing tumor immunogenicity and exposing the tumor to the patient’s immune system and co-administered immunotherapy products. Systemic administration enables VCN-01 to exert its actions on both the primary tumor and metastases. VCN-01 has been administered to 142 patients to date in clinical trials of different cancers, including PDAC (in combination with chemotherapy), head and neck squamous cell carcinoma (with an immune checkpoint inhibitor), ovarian cancer (with CAR-T cell therapy), colorectal cancer, and retinoblastoma (by intravitreal injection). More information on these clinical trials is available at Clinicaltrials.gov.

About Theriva™ Biologics, Inc.

 Theriva™ Biologics (NYSE American: TOVX), is a diversified clinical-stage company developing therapeutics designed to treat cancer and related diseases in areas of high unmet need. The Company is advancing a new oncolytic adenovirus platform designed for intravenous (IV), intravitreal and antitumoral delivery to trigger tumor cell death, improve access of co-administered cancer therapies to the tumor, and promote a robust and sustained anti-tumor response by the patient’s immune system. The Company’s lead candidates are: (1) VCN-01, an oncolytic adenovirus designed to replicate selectively and aggressively within tumor cells, and to degrade the tumor stroma barrier that serves as a significant physical and immunosuppressive barrier to cancer treatment; (2) SYN-004 (ribaxamase) which is designed to degrade certain commonly used IV beta-lactam antibiotics within the gastrointestinal (GI) tract to prevent microbiome damage, thereby limiting overgrowth of pathogenic organisms such as VRE (vancomycin resistant Enterococci) and reducing the incidence and severity of acute graft-versus-host-disease (aGVHD) in allogeneic hematopoietic cell transplant (HCT) recipients; and (3) SYN-020, a recombinant oral formulation of the enzyme intestinal alkaline phosphatase (IAP) produced under cGMP conditions and intended to treat both local GI and systemic diseases. For more information, please visit Theriva Biologics’ website at www.therivabio.com.

Forward-Looking Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding having a cashrunway into the first quarter of 2026; the potential therapeutic benefits of the Company’s oncolytic virus platform; the design of a Phase 3 trial of VCN-01 with gemcitabine/nab-paclitaxel if successful, allowing the Company to deliver this innovative treatment option to patients suffering this fatal disease; the intended use of net proceeds from the offering; the suggestion that the second dose of VCN-01 (administered 3 months after the first dose) provides a meaningful additional benefit in the treatment subgroup; a potential Phase 3 confirmatory trial for VCN-01 in PDAC; and research and development expense increasing as the Company completes its VIRAGE Phase 2b clinical trial of VCN-01and plans for its Phase 3 clinical trial of VCN-01 in PDAC, advances its VCN-01 program in retinoblastoma, expands GMP scale-up manufacturing activities for VCN-01, and continues supporting its other preclinical and discovery initiatives. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required under applicable law. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the  ability of VCN-01 to  have therapeutic benefits and continue to do so in future trials; the Company’s cash being able to support increases in research and development expenses and the risk factors that are described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and  other documents filed by the Company from time to time with the SEC, including the Company’s subsequent Quarterly Reports on Form 10-Q filed with the SEC that are incorporated by reference therein. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

For further information, please contact:

Investor Relations

Kevin GardnerLifeSci Advisors, LLC

kgardner@lifesciadvisors.com

Theriva Biologics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands except share and par value amounts )

(Unaudited)

	March 31, 2025	December 31, 2024
Assets

Current Assets
Cash and cash equivalents	$10,014	$11,609
Tax credit receivable	1,587	3,228
Prepaid expenses and other current assets	875	1,444
Total Current Assets	12,476	16,281

Non-Current Assets
Property and equipment, net	253	270
Restricted cash	100	96
Right of use asset	1,171	1,272
In-process research and development	18,084	17,358
Deposits and other assets	77	75
Total Assets	$32,161	$35,352

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$437	$859
Accrued expenses	3,769	3,368
Contingent consideration, current portion	1,309	—
Accrued employee benefits	554	1,144
Deferred research and development tax credit-current portion	1,460	1,614
Loans payable-current	51	61
Operating lease liability-current portion	568	539
Total Current Liabilities	8,148	7,585

Non-current Liabilities
Non-current contingent consideration	5,685	6,973
Loan Payable - non-current	1,504	92
Non-current deferred research and development tax credit	595	762
Non-current operating lease liability	732	873
Total Liabilities	16,664	16,285

Commitments and Contingencies (Note 13)
Stockholders’ Equity:
Preferred Stock; 10,000,000 authorized; none issued or outstanding at March 31 ,2025 and December 31 ,2024	—	—
Common stock, $0.001 par value; 350,000,000 shares authorized, 2,811,259 issued and 2,782,449 outstanding at March 31, 2025 and 2,811,259 issued and 2,782,449 outstanding at December 31, 2024	3	3
Additional paid-in capital	355,601	355,501
Treasury stock at cost, 28,809 shares at March 31, 2025 and at December 31, 2024	(288)	(288)
Accumulated other comprehensive loss	(524)	(1,178)
Accumulated deficit	(339,295)	(334,971)
Total Stockholders’ Equity	15,497	19,067

Total Liabilities and Stockholders’ Equity	$32,161	$35,352

Theriva Biologics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended March 31,
	2025	2024
Operating Costs and Expenses:
General and administrative	$1,449	$1,933
Research and development	2,968	3,459
Total Operating Costs and Expenses	4,417	5,392

Loss from Operations	(4,417)	(5,392)

Other Income:
Foreign currency exchange (loss) gain	(3)	(1)
Interest income	96	228
Total Other Income	93	227

Net Loss before income taxes	(4,324)	(5,165)
Income tax benefit	—	—
Net Loss Attributable to Common Stockholders	$(4,324)	$(5,165)

Net Loss Per Share - Basic and Dilutive	$(1.55)	$(7.53)

Weighted average number of shares outstanding during the period - basic and dilutive	2,782,449	685,923

Net Loss	(4,324)	(5,165)
Gain (loss) on foreign currency translation	654	(569)
Total comprehensive loss	(3,670)	(5,734)